Registration No. 333-189270

U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________

BOXCEIPTS.COM, INC.

(Name of Registrant in its Charter)

Nevada	7371	27-3730027
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mark W. DeFoor

Chief Executive Officer

Boxceipts.com, Inc.

5711 W. 157th Terrace

Overland Park, KS 66223

913.232.2290

(Address and Telephone Number of Principal Executive Offices)

(Name, Address and Telephone No. of Agent for Service)	Copies of all communications to:
Capitol Corporate Services, Inc.	Sheila L. Seck, Esq.
202 South Minnesota Street	Seck & Associates LLC
Carson City, NV 89703	7285 W 132nd Street Suite 240
775.844.0490	Overland Park, KS 66213
913.232.2270

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o	Smaller reporting company	⌧

CALCULATION OF REGISTRATION FEE

Range of Common Securities to Be Registered	Amount to Be Registered	Proposed Offering Price per Share(1)(2)	Proposed Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock	6,400,000	$0.03	$192,000	$4.65

(1)

This price is the same amount that the shareholders paid as part of the Company’s Reg. D offering.  The offering price bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum.

(3)	Proceeds to the selling shareholders. The selling shareholders may not sell their shares. The Company will receive no proceeds from the offering.
(4)	Paid in advance. The Company has agreed to bear the expenses related to the registration of shares for the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

(Subject to Completion)

BOXCEIPTS.COM, INC.

6,400,000 SHARES OF COMMON STOCK

This prospectus relates to the periodic offers and sales of 6,400,000 shares of common stock which are presently outstanding and owned by the selling shareholders. The securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board. A public market for the Company’s common stock may never develop, or if any market does develop, it may not be sustained.

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus. Our common stock is presently not traded on any market or securities exchange. The 6,400,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.

The Company will not receive any proceeds from the sale by the selling shareholders of the shares. We are paying the cost of registering the shares covered by this Prospectus as well as various related expenses. The selling shareholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares. If required, the number of shares to be sold, the public offering price of those shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this Prospectus, called a Prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISK. THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The selling shareholders that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in Section 2(11) of the Securities Act of 1933, as amended.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies. (see Emerging Growth Company Status, in the information below).

You should rely only on the information contained in this Prospectus and the information we have referred you. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is __________ , 2013

ADDITIONAL INFORMATION

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

Item 3. Summary Information and Risk Factors

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors”. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Boxceipts.com, Inc.

About Our Company

Boxceipts.com, Inc. (the “Company”), a Nevada corporation, was formed on October 25, 2010. The Company is headquartered in Kansas. The Company was formed to develop a software solution to provide retailers with an application between a retailer’s Point of Sale (“POS”) software and a retail customer’s email address to deliver their receipts.  As smart phones become increasingly used by consumers, more stores are offering email receipts rather than giving clients a paper receipt.  Obtaining an email address for a consumer allows retailers to market directly to consumers. This is the market that Boxceipts.com is looking to capture.

The Company is in the very early stages of planning its software system that allows retail companies the option of emailing customer transaction receipts. The customer would then also be able to search for receipts via email. The Company anticipates that the system will later be used by its clients to compile data and to send email “blasts” to customers tied to their prior purchasing habits. The Company’s clients will use receipts to increase customer interaction with its retail customers through the use of targeted offers, real-time feedback and social media integration.

The Company has several options for its revenue model. The one considered most favorable by management at this time would be charging clients a recurring subscription fee based on the number of users for each customer.  Then clients would pay additional amounts for premium services such as offers and promotions, targeted ads, and feedback campaigns and surveys.

The Company is a development stage company and it has not yet developed any software or sold any products. The Company has no customers and has not yet generated any revenue.

The website’s user interface, www.boxceipts.com, was developed using Microsoft Visual Web Developer 2010 Express. The database was developed using SQL Server 2008. The website resides on a Windows Server 2008 server co-located at www.godaddy.com. The website is protected with a security certificate offering RSA (2,048 bit) encryption. We are in the process of developing and improving our website at www.boxceipts.com. Information included on our website is not a part of this Prospectus.

The Company’s officers and directors will own over 90% after this offering is completed. As a result, they will have control of the Company. Mr. Geoffrey T. Farwell, the Company’s president, owns 3,100,000 of the Company’s common stock, and Mr. Farwell’s spouse, Molly Farwell, owns 30,000 shares. Mr. Mark W. DeFoor, the Company’s CEO, owns 50% of simTraction LLC which owns 3,100,000 shares of the Company’s common stock, which it received in exchange for services provided by simTraction LLC. Mr. DeFoor does not own any shares individually.

The Company’s ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. The Company has incurred losses since inception resulting in a stockholders’ deficit of $5,094 at September 30, 2012 and $12,803 at June 30, 2013 and a net cash used in operations of ($3,063) for the year ended September 30, 2012 and ($6,057) for the nine months ended June 30, 2013.  The Company has a working capital deficit of $5,094 as of September 30, 2012 and $12,803 as of June 30, 2013, and accumulated deficit of $36,952 at September 30, 2012 and $44,717 at June 30, 2013. The Company had $6,001 in cash as of September 30, 2012 and $0 in cash as of June 30, 2013. Further losses are anticipated in the development of the business of the Company raising substantial doubt about the Company’s ability to continue as a going concern.

We have not generated any revenues since inception. The Company has a net loss of $7,765 and net cash used in operations of $6,507 for the nine months ended June 30, 2013, and a stockholders’ deficit of $12,803 and accumulated deficit of $44,717 at June 30, 2013.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•

the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more

•

the last day of the fiscal year following the fifth anniversary of the completion of this offering

•

the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jumpstart Our Business Startups Act of 2012.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The Offering

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus. The selling shareholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The offering price of $0.03 was determined by the price shares were sold to shareholders in a private placement and is a fixed price at which the selling shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

The Company and selling shareholders may not sell these securities until the registration statement filed with the SEC is effective.  The distribution of the shares by the selling shareholders is not subject to any underwriting agreement.  All of the selling shareholders’ shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part.

You should rely only upon the information contained in this prospectus. Boxceipts.com Inc. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The Balance Sheet Data and the Statements of Operations are derived from our audited financial statements.

Balance Sheet Data	September 30, 2012 (Audited)	June 30, 2013 (Unaudited)

Cash	$6,001	$-
Total Current Assets	$6,001	$-
Total Current Liabilities	$11,095	$12,803
Total Stockholders’ Deficit	$(5,094)	$(12,803)

Statement of Operations	For the Period October 25, 2010 (Inception) through September 30, 2012 (Audited)	For the Period October 25, 2010 (Inception) Through June 30, 2013 (Unaudited)
Net Loss	$36,952	$44,717

Risk Factors

An investment in our stock is risky. You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the shares we are offering. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, we are exempt from certain regulatory and reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The JOBS Act facilitates the IPO process for emerging growth companies by exempting them from:

•

Section 14A(a) and (b) of the Exchange Act implemented by Section 951 of the Dodd-Frank Act, which requires companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

•

Section 14(i) of the Exchange Act, which will require companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

•

Section 953(b)(1) of the Dodd-Frank Act, which will require companies to disclose the ratio between the annual total compensation of the chief executive officer and the median on the annual total compensation of all employees of the respective company;

•

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K, of which an emerging growth company will be required to comply only with the more limited provisions of Item 402 applicable to smaller reporting companies;

•

An emerging growth company will not be required to provide an auditor's attestation report on internal financial reporting controls under Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An emerging growth company will not have to comply with any new or revised financial accounting standards not applicable to private companies; and

•

An emerging growth company will not have to comply with any rules that the Public Company Accounting Oversight Board might adopt requiring audit firm rotation or auditor discussion and analysis of the issuer's financial statements.

We have limited operating history that an investor can use to evaluate the Company, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small startup company.

We are a development stage company. We have no significant assets, limited financial resources and no revenue to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Our revenue and income potential is uncertain. Any evaluation of our business and prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in the development stage. Some of these risks and uncertainties include our ability to:

•	execute our business plan and commercialization strategy, including developing relationships with large retailers;
•	work with programs to developer our software;
•	create brand recognition;
•	respond effectively to competition;
•	manage growth in operations;
•	respond to changes in applicable government regulations and legislation;
•	access additional capital when required;
•	sell our products and service at the prices currently expected; and
•	attract and retain key personnel.

Because we are a development stage company, we expect losses in the future because we have no revenue to offset losses.

We are a development stage company that is currently developing our business. We have not developed any product, and additional development will be required before the Company will have a product and generate revenue. As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenue to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenue in the future. We recognize that if we are unable to generate revenue, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenue or ever achieve profitable operations.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.  Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern, it may be difficult to attract investors.

Since our officers work or consult for other companies, there can be a conflict of interest and their activities could slow down our operations because the officers devote nominal time to the Company.

Our officers are not required to work exclusively for us. None of the Company’s officers devote all of their time to our operations. Each officer has other jobs and/or own other businesses for which they work and provide services. Therefore, it is possible that a conflict of interest with regard to an officer’s time may arise based on their other employment and/or business operations. Their other activities prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the limited time available to support our operations. Because of their other jobs and/or business obligations, our officers devote nominal time to the Company. We do not have any agreement with our officers regarding the services they are to provide to the Company. It is expected that our officers will devote approximately 5 hours per week to our operations on an ongoing basis.

Risks Related to Our Financial Position

If we are unable to obtain funding, our business operations will be harmed, and if we do obtain financing our then existing shareholders may suffer substantial dilution.

We will require funds to develop our service, create a marketing program and address all necessary concerns to achieve sales and income. We anticipate that we will require additional capital to fund our operations in 2014. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to develop and market our service and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling shareholders.

The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock.

We will not receive any proceeds from this offering, and as a result, the Company may be in worse financial condition following this offering.

We will not receive any proceeds from this offering and we will not receive any proceeds from the sale of the common stock by the selling shareholders. However, we agreed to pay offering expenses estimated at $2,679.65 as described in Part II, Item 13- Other Expenses of Issuance and Distribution. The Company does not have the cash available to pay these deferred costs so the Company will be in worse financial condition following this offering than it was prior to commencement of the offering.

Risks Related to a Development Stage Company

The loss of the services of our Chief Executive Officer or President could adversely affect our business.

Our success is dependent in large part upon the ability to execute our business plan. In particular, due to the relatively early stage of our business, our future success is highly dependent on the services of our Chief Executive Officer and President, who provide much of the necessary experience to execute our business plan. The loss of his services for any reason could impede our ability to achieve our objectives, such as the development of our software and related applications.

Our management is not currently receiving any compensation which may lead them to focus on jobs and consulting roles outside the Company.

Neither Mr. Farwell nor Mr. DeFoor are currently receiving any compensation for their work as officers for the Company. Neither of them intends to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined. Based upon the Company’s growth status, our officers are not expected to take a salary for the foreseeable future. Currently, our officers spend only a nominal time on the business. Accordingly, they may not focus on growing the Company and may focus their efforts on jobs or consulting roles where they receive compensation. Neither individual currently receives a salary and there are no employment agreements.

Software development is intensely competitive, and if the Company fails to successfully compete in the market, its market share and business will be harmed.

The markets for the products and services offered by the Company are intensely competitive and characterized by rapidly changing technology and changing consumer demands. There are many players in the software as service segment, many of which are large and have significant research and development and sales and marketing budgets and staff. Large companies may at any time attain positions of competitive advantage that the Company will find difficult to counteract. Because our industry is changing and evolving and we have limited operating history, our financial data will not likely reflect future operations. There can be no assurance that the Company will be able to successfully compete with any current or potential providers of products and services competitive with those of the Company.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

Our products may not achieve market acceptance thereby reducing the chance for success.

We are planning to develop a service offering capabilities that, to our best knowledge, are somewhat new to the market with a limited number of similar services. It is unclear whether our product offering and its features or other unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible. Because of our limited cash, we have not performed any market studies or engaged any focus groups to provide information on demand or interest in our service offering.  Furthermore, it is unclear whether retailers and/or their customers will adopt email receipts as a way to obtain receipts for their purchases or whether customers will prefer receiving paper receipts. If customers choose to receive paper receipts, we won’t have a market for our product.

We may not be able to protect our intellectual property.

We are not planning to develop software, but the Company doesn’t anticipate developing any new technology or anything for which we can register any patent rights. We are not planning to submit any patent applications for approval. Services similar to the ones offered by our web service may be easily used by potential competitors in their respective websites. However, the Company will evaluate whether or not to file a federal trademark registration for the trade-name “Boxceipts.com” when cash becomes available to pay for the federal trademark registration.  We have some common law rights to the trademark and tradename “Boxceipts” and “Boxceipts.com” but it is unclear what protection that will provide because the name is not known at this time.

Our intellectual property includes our cloud-based technology software, and related software, our registered domain name, and our unregistered trademark. Although the Company currently intends to pursue protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, software, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

If the market chooses to buy competitive products and services, the Company will not be financially viable.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company's business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

The Company’s competitors are larger and have greater resources, giving them the ability to utilize commercial practices that may prevent customers from buying the Company’s products and services.

The Company's competitors are other software development companies and providers of services to retail businesses. Many of our competitors are larger and have resources greater than those of the Company; therefore, there can be no assurance that potential customers will buy from the Company, as opposed to the Company's competitors. If potential customers do not buy from the Company, the Company's business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to offer lower prices, which could affect the Company’s ability to procure customers or cause customers to change.

The Company’s success depends, in part, on its ability to protect, develop and rapidly deploy intellectual property.

Our intellectual property will include our cloud-based technology software, and related software, our registered domain name, and our unregistered trademark. Management does not believe that the software will be able to be patented so the company will have no patent protection.  Accordingly, we must be able to rapidly develop our software and get a product offering to market to generate sales before a market leader emerges in this fragmented segment.

If the Company is unable to adapt to the rapid technological change in its industry, the Company will not remain competitive and its business will suffer.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of web-based solutions and intense competition in the industry exacerbate these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its software and its services. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

Risks Related to our Common Stock and Our Status as a Public Company

The requirements of being a public company may strain our resources.

As a public company, we will be subject to the reporting requirements of the Exchange Act. The requirements of these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.  We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to incur significant additional annual expenses related to these steps associated with, among other things, reporting requirements, transfer agent fees, additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses. We anticipate these additional fees will cost between $10,000 and $20,000 annually.

Because the Company is likely to have less than 300 shareholders or record, the Company may suspend its reporting obligations and terminate the registration statement. Your entire investment may be lost.

Because it is likely that the Company will have less than three hundred shareholders of record following our offering, the Company may be eligible to terminate our registration under Section 12(g) of the Exchange Act and suspend our reporting obligations under Section 15(d) of the Exchange Act. If the Company pursues this course of action, the Company would not be required to provide shareholders periodic or current reports, including, but not limited to, Section 16 short swing profit requirements, beneficial ownership reporting, institutional investment manager reporting rules, and third party tender offer rules, which may result in no market for the securities offered herein. As a result, your entire investment may be lost.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

SEC Rule 15c2-11 was designed to allow non-reporting company's securities to be quoted on The Financial Industry Regulatory Authority ("FINRA") Over-the-Counter Bulletin Board (“OTC Bulletin Board”) or other market by filing disclosures. Rule 15c2-11 requires market makers to review basic issuer information prior to publishing quotations for the issuer's securities. Market makers must have a reasonable basis for believing that the information is accurate and from reliance sources.

Although our common stock is not listed on a public exchange, we intend to apply for quotation on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin  Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operation will be retained for use in our business and not to pay dividends.

The offering price of the shares should not be used as an indicator of the future market price of the shares, therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.03 for the shares of common stock was determined based on the price paid by the selling shareholders in our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

The ownership of our common stock is concentrated among a small number of shareholders, and if our principal shareholders, directors and officers choose to act together, they may be able to significantly influence management and operations, which may prevent us from taking actions that may be favorable to you.

Our ownership is concentrated among a small number of shareholders, including our founders, directors, officers and entities related to these persons. Our directors, officers and entities affiliated with them beneficially own approximately 97% of our outstanding voting securities. Accordingly, these shareholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our shareholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of the Company or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

Lack of independent controls evaluations may limit the dependability of the Company’s financials.

The Company has not conducted an evaluation of the effectiveness of our internal control over financial reporting. The Company will not be required to conduct any such evaluation until our second annual report. Furthermore, as a smaller reporting company, our independent auditor is not required to provide an auditor attestation with respect to management’s conclusion about the effectiveness of our internal control over financial reporting. This lack of evaluations may limit the dependability of the Company’s financial statements.

Because our officers and directors own over 50% of our outstanding common stock, our officers and directors will control matters requiring approval of shareholders.

Geoffrey T. Farwell and an affiliate of Mark W. DeFoor own approximately 97% of our authorized and issued common stock. Accordingly, for as long as they continue to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a shareholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

There is no assurance of a public market or that the Company’s common stock will ever trade on a recognized exchange; therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents to obtain a listing on the OTC Bulletin Board (or comparable platform), nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our common stock is considered a “penny stock” which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their shares.

The offering price of the securities for sale to the public is the same price at which the shareholders purchased the stock, so the shareholders will be unable to achieve a profit on the sale of their shares.

The offering price of the securities to be sold pursuant to this Prospectus is the same price paid by the shareholders to purchase the stock from the Company. The public selling price was, in part, determined based upon current market and economic conditions. The effect of the sales price upon selling shareholders is that selling shareholders will be unable to achieve a profit on the sale of their shares in the absence of the development of an active trading market for the securities.

Our shareholders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We do not have an independent audit or compensation committee so those decisions will be made by interested persons.

We do not currently have independent audit or compensation committees. As a result, the board of directors has the ability, among other things, to determine their own level of compensation. Our director performs these functions. Thus, there is potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

Forward-Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements". These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Item 4. Use of Proceeds

The selling shareholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Item 5. Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the price paid by the selling shareholders in our private offering. The offering price was arbitrarily determined by the price shares were sold to our shareholders in our private placement, which was completed in August 2011, pursuant to an exemption under Rule 504 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this Prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents to get the Company listed on the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling shareholders

The Company has included in this Prospectus the following shares of common stock:

1)

3,100,000 shares issued to founder Geoffrey T. Farwell, on October 25, 2010.

2)

200,000 shares of common stock issued in connection with our private placement in August 2011 which raised $6,000.

3)

3,100,000 shares issued to simTraction LLC on September 30, 2012. Mark W. DeFoor and counsel for the Company, co-owners of simTraction LLC, have dispositive voting power for the entity.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

	Private Placement Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered by Selling Shareholders	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering
1	Sean Barber	None	5,000	5,000	0	0%
2	Scott Bruenning	None	5,000	5,000	0	0%
3	Ryan Christianson	None	5,000	5,000	0	0%
4	Erin Christianson	None	5,000	5,000	0	0%
5	Trevor Crow	None	5,000	5,000	0	0%
6	Jessica Crow	None	5,000	5,000	0	0%
7	Joseph Davis	None	5,000	5,000	0	0%
8	Molly Farwell (1)	Family	30,000	30,000	0	0%
9	Charles Fetterhoff	None	5,000	5,000	0	0%
10	Anthony Frook	None	5,000	5,000	0	0%
11	Doug Henslik	None	5,000	5,000	0	0%
12	Paul Hindley	None	5,000	5,000	0	0%
13	Brett Jablonski	None	5,000	5,000	0	0%
14	Sherree Kingman	None	5,000	5,000	0	0%
15	Crystal Knutson	None	5,000	5,000	0	0%
16	Jeff Knutson	None	5,000	5,000	0	0%
17	Eamon Leonard	None	5,000	5,000	0	0%
18	Anthony Matteoni	None	5,000	5,000	0	0%
19	Marla McFarlane	None	5,000	5,000	0	0%
20	Jacob McGruder	None	5,000	5,000	0	0%
21	Chloe Mugg	None	5,000	5,000	0	0%
22	Thomas Norris	None	5,000	5,000	0	0%
23	Jullian Phaff	Family	5,000	5,000	0	0%
24	Anton Phaff	Family	5,000	5,000	0	0%
25	Richard Phaff(2)	Family	5,000	5,000	0	0%
26	Jason Romero	None	5,000	5,000	0	0%
27	Ryan Ross	None	5,000	5,000	0	0%
28	Taylor Schulte	None	5,000	5,000	0	0%
29	Bradley Sisk	None	5,000	5,000	0	0%
30	Alex Weitkamp	None	5,000	5,000	0	0%
31	Catherine Wombolt	None	5,000	5,000	0	0%
32	George Wombolt Jr	None	5,000	5,000	0	0%
33	Mary Zeller(3)	Family	5,000	5,000	0	0%
34	James Zeller(3)	Family	5,000	5,000	0	0%
35	Katie Zeller(4)	Family	5,000	5,000	0	0%

(1)

Molly Farwell is the wife of Geoff Farwell

(1)

Richard Phaff is Geoff Farwell’s uncle by marriage.

(2)

Mary and James Zeller are Geoff Farwell’s in-laws.

(3)

Katie Zeller is Geoff Farwell’s sister-in-law

Geoffrey T. Farwell is personally acquainted with all the shareholders and solicited their investment in the private placement.

Other Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered by Selling Shareholders	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering

simTraction LLC	Affiliate(1)	3,100,000	3,100,000	0	0%

Geoffrey T. Farwell	President and founder	3,100,000	3,100,000	0	0%

(1)

SimTraction LLC is owned 50/50 by Mark W. DeFoor and counsel for the Company.

Except as listed above, to our knowledge, none of the selling shareholders or their beneficial owners:

•

has had a material relationship with us other than as a shareholder at any time within the past three years; or

•

has ever been one of our officers or directors or an officer or director of any predecessors or affiliates; or

•

are broker-dealers or affiliated with broker-dealers.

The Company did not use any finders or brokers in the solicitation of the investors and did not pay fees or commissions.

Item 8. Plan of Distribution

The selling shareholders may sell some or all of their shares at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the OTC Bulletin Board concurrently with the filing of this Prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. There can be no assurance that a market maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders must be made at the fixed price of $0.03 until a market develops for the stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or

•

any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this Prospectus.

The selling shareholders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling shareholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling shareholders will be subject to the Prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Prospectus.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states). We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We will file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board.

Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling shareholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling shareholder will be able to advise the shareholder as to which states have an exemption for secondary sales of our common stock. Any person who purchases shares of our common stock from a selling shareholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales. When this Prospectus becomes effective, a selling shareholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the shareholder will need to register in that state or may rely on an exemption from registration

Penny Stock Considerations

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 9. Description of Securities to be Registered

The shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Structure

The authorized capital stock of the Company is 500,000,000 shares of capital stock. The board of directors authorized 425,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $0.001 per share. As of the date of this Prospectus, the Company has issued 6,400,000 shares of common stock and 0 shares of preferred stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common shareholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights of holders of the Company’s common stock.

Preferred Stock

Preferred stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such preferred stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such preferred stock or any series thereof into the common stock of the Company and fix the voting power, if any, of shares of preferred stock or any series thereof.

As of the date of this Prospectus, there are no outstanding shares of preferred stock.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Registration Rights

There are no registration rights for any of the Company’s common stock.

Dividend Policy

We have not paid any cash dividends to shareholders. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, shareholders will not get a financial benefit from owning our shares until the shares are sold, which may be difficult because there is no market for our shares and there is only a small chance that there will be a market for our shares.

There are no restrictions in our Amended and Restated Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Item 10. Interests of Named Experts and Counsel

Interests of Named Experts and Counsel

Except as set forth in this paragraph, no expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. Our securities counsel is an affiliate of simTraction LLC which provides non-legal consulting services to the Company.

Item 11. Information with Respect to Registrant

Description of Business

Boxceipts.com, Inc. is a corporation, incorporated in the State of Nevada on October 25, 2010. The Company's principal office is located at 5711 West 157th Terrace Overland Park, KS 66223. On its formation, the Company issued 3,100,000 shares of common stock to Geoffrey T. Farwell for $3,100 in cash ($0.03/share).

During the period July 1, 2011 through August 31, 2011, the Company sold an aggregate of 200,000 shares of common stock for $6,000 ($0.03/share) to 35 investors in an offering exempt from registration under federal securities laws pursuant to the provisions of Regulation D promulgated under the Securities Act of 1933, as amended.

On September 30, 2012, the Company entered into a consulting agreement having a fair value of $25,000 with simTraction LLC to provide business and technology consulting in exchange for 3,100,000 shares of the Company’s common stock. simTraction LLC received no cash for its services.

The Company is a development stage company and has not generated any revenue. The Company plans to develop a system that allows retail companies to email receipts to their customers. Retail experts expect email receipts to become the standard as retail customers become accustomed to accessing sales information on their smart phones.

The Company has commenced limited business operations, primarily focused on organizational matters, developing its business plan and launching its website. The Company is developing its software map and will work with its consultant, simTraction LLC, to help further define it business model, complete the software map, and assist in developing the software.  The Company has developed and launched its website based on its current business model, which it will modify as the business develops and changes. You can find our website at www.boxceipts.com.

Business Model

We plan to develop a software bridge to support the emailing of retail receipts to customers by providing the proper technology, marketing, capital and leadership to implement our plans.  We plan to have a subscription model where retail sellers pay a monthly subscription fee for the email receipt services and then pays additional fees for such things as email blasts and surveys. Initially, capital has been provided by our founding principals and shareholders to fund initial startup costs.

simTraction LLC has helped us develop our website and will assist the Company in developing its software in exchange for stock ownership. simTraction LLC will also provide general business consulting.  Our CEO has a technology background and will drive the Company’s strategy and software development.  The Company anticipates having the software development finished in the next 18 months with beta test customers being identified and onboarded at that time. The Company doesn’t anticipate that it will require additional staff to accomplish the software development and implementation.  The Company has not yet begun development of its software.

Our officers will work toward developing a search engine optimization strategy closer to the time the software is launched. The SEO strategy will be based on key search terms to get the Company’s website to the top of the list when a potential customer searches for such terms as “email receipts” “electronic receipts” and other terms determined by management to be used by potential customers.

Our President, Mr. Farwell, has a sales background and will focus on direct sales when the software is launched. The sales strategy is currently planned to be by direct mail and contact with retail clients.

Technology / Platform

We are ready to begin the development stage of creating our software architecture and business plan for the Company. We have obtained the Company’s website domain name. The website’s user interface, www.boxceipts.com, was developed using Microsoft Visual Web Developer 2010 Express. The database was developed using SQL Server 2008. The website resides on a Windows Server 2008 server co-located at www.godaddy.com. The website is protected with a security certificate offering RSA (2,048 bit) encryption.

Marketing

We plan to use our website at www.boxceipts.com as our main source of marketing our services.  We will develop some search engine optimization tools to try to get our Company’s name at the top of key searches related to our business.  The Company may implement some in-house direct mail marketing to reach targeted customers with follow up calls by our officers.  Mr. Farwell will head the sales effort and will contact retailers directly as part of his sales effort. Both Mr. Farwell and Mr. DeFoor will contact retailers directly to sell the product.

Competition

The Company anticipates increasing demand as customers accept the use of emailed receipts. Many national retailers such as Apple, Nordstrom, Macy’s and Old Navy offer an email receipt option to its customers. From our research, it appears that the major retailers have developed their own in-house system for email receipts or is provided through their payment processing vendors such as Hypercom Corp. and TransactionTree. Our research shows that there are a limited number of third party providers who provide the email receipt service at the point of sale and sold separately as a software add-on. This third party provider space is where the Company plans to position its products and services.

The Company will work toward finding its niche in this market by providing a superior customer experience, highly reliable software, strong support and security. We will also use direct marketing, educational newsletters and other traditional marketing methods to increase sales and to better compete in this market. We will drive business to our website through the implementation of search engine optimization techniques. We will allow our clients to store receipts by providing secure online backup without the cost of saving paper copies.

Although the field of competition is growing, the education of the retailers on how non-revenue producing, value added services will be difficult and could adversely impact our ability to successfully get clients and grow the Company’s revenue.

Description of Property

The Company owns no real estate. Boxceipts.com, Inc. is currently utilizing space in Overland Park, KS. The property is owned by our President, Geoffrey T. Farwell, and the Company presently pays no rent to occupy the space. There is no obligation for or guarantee that this arrangement will continue in the future. The website is co-located with www.godaddy.com to insure favorable service times while offering the flexibility of increasing data storage and bandwidth without the delay of acquisition and installation of owned services.

Legal Proceedings

There are no legal proceedings pending or threatened against the Company.

Market for Common Equity and Related Shareholder Matters.

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list, bid, or sale quotations and to sponsor the listing of a company’s securities. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list, bid, or sale quotations and to sponsor the common stock of the Company. We may not now and may never qualify for quotation on the OTC Bulletin Board.

Transfer Agent

We have retained a transfer agent, Stock Doodle LLC, an affiliate of our securities counsel, to serve as transfer agent for shares of our common stock. Upon effective registration of the shares, the Company will engage an independent transfer agent.

Executive Compensation

SUMMARY COMPENSATION TABLE FISCAL YEAR ENDED SEPTEMBER 30, 2012
Name and Principal Position	Salary ($)	Bonus ($)	Stock Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark W. DeFoor	0	0	0	0	0	0	0

Geoffrey T. Farwell	0	0	0	0	0	0	0

Management's Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and plan of operation should be read in conjunction with the Company’s financial statements, the notes to those statements and the information included elsewhere in this Prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Plan of Operation

We are a development stage company. We have limited business operations and have not generated or realized any revenues from business operations. Over the next twelve months, the Company intends to focus on the following activities with its current staff and without incurring additional expenses:

1)

Research and Development. We will put all our research and development efforts in developing a software map to map out the development process of our software and related technology. The software map will include the basic functionality of our product as a presentation tool to hopefully achieve business relationships with select retail store owners that will agree to use our services. We will continue to improve our website.  Our management will work on these steps at no additional cost to the Company. The Company’s management will develop the software without hiring additional personnel.  The Company anticipates that the software will be developed and ready for a beta test customer once the software is developed. The Company anticipates software will be complete in the next 18 months.

2)

Sales and Marketing. The Company will work on getting sales through its website at www.boxceipts.com through search engine optimization once the software is developed and ready to sell.  In addition, we will focus on creating a business relationship with one or two local retail stores who would be willing to act as a beta test customer. We would look to our beta test customers to help us identify weaknesses in our design and to help the Company design its user interfaces. Our management will work on developing these relationships so that there is no additional cost to the Company.

3)

General Administration. We will rely on our officers to provide all general administration without any compensation.

Limited Operating History

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the start-up phase of development, have generated no revenue from operations and cannot guarantee we will be successful in our business operations.

Liquidity and Capital Resources

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital. We do not expect to generate any revenue until we obtain rights to offer an email receipt solution to customers or enter into agreements to license our solution to other retail software product providers. Accordingly, we must raise cash from sources other than through our product offering. The Company currently has no arrangements in place for additional financing.

Currently, the Company anticipates that it will need approximately $20,000 in the next twelve months for professional services such as accounting and legal, corporate fees to the State of Nevada, and minimal costs in the form of website hosting. The Company has not yet determined whether it will raise additional funds or seek third party financing or unsecured loans or additional capital from its officers or directors. Without additional capital, investors may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations. The Company may obtain loans from its officers and directors, but there is no agreement with them to provide any loans or financing to the Company. If the Company needs to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company.  If such financing were available, because we are a development stage company with no or limited operations to date, the Company would likely have to pay additional costs associated with such financing. In the case of high risk loans, such financing would likely be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the Company cannot raise additional proceeds via such financing, it would be required to cease business operations.

If it appears in the discretion of our management that the prospect of implementing any component of our business plan is promising, we will attempt to raise additional money through a private placement, public offering or through loans. If we are unable to raise additional cash, we will either have to suspend activities until we do raise the cash, or cease activities entirely.

The Company does not anticipate considering any additional products or services.  Its officers will continue to work without compensation.  We also not expect to hire any additional employees at this time.

Results of Operations

For the Year ended September 30, 2012, we had no sale or income and current assets of $6,001 and for the period ended September 30, 2011, we had no sales or income and current assets of $6. We believe we can satisfy our cash requirements for the next twelve months with loans from our officers although there is no formal commitment at this time by our officers to make any loans to the Company. simTraction LLC will work with the Company on software development and other business development tasks pursuant to the consulting agreement, without additional cash outlay for the Company. simTraction LLC will continue to consult with the Company until the software is developed and the product is launched. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the improvement and marketing of our core services. Should this occur, we will suspend or cease operations or we may require financing to potentially achieve our profit, revenue and growth goals. We are uncertain whether financing would be available or if it would be available on terms and conditions agreeable to the Company.

Going Concern Considerations

We have not generated any revenues since inception. The Company has a net loss of $7,765 and net cash used in operations of $6,057 for the nine months ended June 30, 2013, and a stockholders’ deficit of $12,803 and accumulated deficit of $44,717 at June 30, 2013.The Company has a net loss of $26,118 and net cash used in operations of $3,063 for the year ended September 30, 2012, and a stockholders’ deficit of $5,094 and accumulated deficit of $36,952 at September 30, 2012. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Contractual Obligations

The Company has no contractual obligations.

	Payments Due By Periods
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Capital Lease Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Operating Lease Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Purchase Obligations	$0.00	$0.00	$0.00	$0.00	$0.00
Other Long Term Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00
Total	$0.00	$0.00	$0.00	$0.00	$0.00

Directors, Executive Officers, Promoters and Control Persons

The Company has two directors who serve until their successors are elected and qualified.  Our officers are elected by the Board of Directors to a term of (1) year and serve until their successors are duly elected and qualified, or until they are removed from office.  The name, address, age and position of our present officers and directors are set forth below.

Name	Age	Position	Dates of Service
Geoffrey T. Farwell	31	President, Director, Shareholder	Served as CEO, President and the sole director from October 25, 2010 (inception) to November 5, 2012; continues to serve as President and director.
Mark W. DeFoor	42	CEO, Director, owner of an affiliate who is a Shareholder	Elected as CEO on September 30, 2012; elected to the board of directors on November 5, 2012.

Mark W. DeFoor

The Company’s Chief Executive Officer is Mark W. DeFoor, who was elected Chief Executive Officer by the Company’s board of directors on September 30, 2012. Mr. DeFoor was elected to board of directors on November 5, 2012. Mr. DeFoor currently works on several startup companies and is a Vice President for publicly-traded SECURE NetCheckIn Inc. He assumed that role in November 2011.  For over 15 years, Mr. DeFoor has done freelance IT consulting and software development. Since 2012, he has been the co-owner of a business that provides a technology solution for mortgage sales, processing, and back office services to regional banks. Mr. DeFoor owns 50% of simTraction LLC which owns 3,100,000 shares of the Company’s common stock. Mr. DeFoor owns no other stock in the Company.

Geoffrey T. Farwell

Geoffrey T. Farwell, 31, has been President and Chairman of the Board of Directors of the Company since inception. He acted as CEO until Mark W. DeFoor was elected to that office on September 30, 2012. Mr. Farwell has over 10 years experience in new business development. In addition to his work with the Company, Mr. Farwell is currently working with a mobile notary company he founded in 2009. Prior to owning and operating his own business, Mr. Farwell spent five years in new business development for Stewart Title Insurance Company and its subsidiaries. During his time with Stewart, Mr. Farwell operated in a variety of roles integrating title company acquisitions into the Stewart process model. Prior to 2004, Mr. Farwell held a variety of sales positions in the mortgage industry. Mr. Farwell currently works for a national recruiting firm. He has held that position since 2012.

Our officers and directors will serve until their successors are elected and qualified. Ours officer are elected by the board of directors until they removed from office. The officers are expected to hold their offices until the next annual meeting of shareholders.

Committees of the Board of Directors

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board of directors would not provide any benefits to our company and could be considered more form than substance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers, directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. Mr. Farwell has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares. The percent of class is based on 6,400,000 shares of common stock issued and outstanding as of September 2, 2012.

Title of Class	Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering
Common	Geoffrey T. Farwell 5711 W. 157th Terrace Overland Park, KS 66223	President, Director, Shareholder	3,100,000	48.4	0%
Common	simTraction LLC 7285 W. 132nd Street Suite 240 Overland Park, KS 66213	Affiliate of Mark W. DeFoor who is a 50% owner of simTraction LLC.	3,100,000	48.4	0%

Transactions with Related Persons, Promoters and Certain Control Persons.

On October 25, 2010, we issued 3,100,000 shares of common stock to Geoffrey T. Farwell, a promoter of the Company, pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. The total purchase price for the shares was $3,100.

On August 15, 2011, we issued shares to the following related persons as part of the Company’s Reg. D offering:

Related Person	Relationship	Interest in the Transaction	Number of Shares Beneficially Owned
Molly Farwell	Wife of Geoffrey T. Farwell	Shareholder	30,000
Richard Phaff	Geoffrey T. Farwell’s uncle by marriage	Shareholder	5,000
Mary Zeller	Mother-in-law of Geoffrey T. Farwell	Shareholder	5,000
James Zeller	Father-in-law of Geoffrey T. Farwell	Shareholder	5,000
Katie Zeller	Sister-in-law of Geoffrey T. Farwell	Shareholder	5,000

On September 30, 2012, the Company entered into a consulting agreement with simTraction LLC, whereby simTraction LLC agreed to provide technical and business consulting services to the Company in exchange for 3,100,000 in lieu of payment of $25,000. Mark W. DeFoor and counsel for the Company own simTraction LLC.  Mark W. DeFoor does not own any shares of the Company individually. Mr. Farwell does not have any interest in simTraction LLC.

Changes in Control

There are no agreements in place or currently anticipated for a change of control of the Company.

Item 12.

Available Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarter and periodic reports and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

Financial Statements

Our fiscal year ended on September 30, 2012. We will provide audited financial statements to our shareholders on an annual basis as prepared by the Company and reviewed by its independent registered public accounting firm. The financial statements of Boxceipts.com, Inc. as of September 30, 2012 and 2011 and for the period from October 25, 2010 (inception) through September 30, 2012 and 2011 included in this Registration Statement have been audited by Berman & Company, P.A., independent registered public accounting firm, and have been so included in reliance upon the report of Berman & Company, P.A. given on the authority of such firm as experts in accounting and auditing.

Boxceipts.com, Inc.

(A Development Stage Company)

Financial Statements

September 30, 2012 and 2011

CONTENTS
Report of Independent Registered Public Accounting Firm	1
Balance Sheets – September 30, 2012 and September 30, 2011	2
Statements of Operations – Year Ended September 30, 2012, October 25, 2010 (Inception) to September 30, 2011 and October 25, 2010 (Inception) to September 30, 2012	3
Statement of Stockholders’ Deficit – October 11, 2010 (Inception) to September 30, 2012	4
Statements of Cash Flows – Year Ended September 30, 2012, October 25, 2010 (Inception) to September 30, 2011 and October 25, 2010 (Inception) to September 30, 2012	5
Notes to Financial Statements	6-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Boxceipts.com, Inc.

We have audited the accompanying balance sheets of Boxceipts.com, Inc., (a development stage company) as of September 30, 2012 and 2011, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended, and from October 25, 2010 (Inception) to September 30, 2012. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boxceipts.com, Inc. as of September 30, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, and from October 25, 2010 (Inception) to September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a net loss of $26,118 and net cash used in operations of $3,063 for the year ended September 30, 2012; and has a working capital deficit and a stockholders’ deficit of $5,094 at September 30, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 2.

Berman & Company, P.A.

/s/ Berman & Company, P.A.

Boca Raton, Florida

June 3, 2013

551 NW 77th Street, Suite 201 * Boca Raton, FL 33487

Phone: (561) 864-4444 * Fax: (561) 892-3715

www.bermancpas.com * info@bermancpas.com

Registered with the PCAOB * Member AICPA Center for Audit Quality

Member American Institute of Certified Public Accountants

Member Florida Institute of Certified Public Accountants

1

BOXCEIPTS.COM, INC.

 (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

Assets	September 30, 2012	September 30, 2011
Current Assets
Cash	$6,001	$6
Total Current Assets	6,001	6

Total Assets	$6,001	$6

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable – related parties	$11,095	$13,040
Total Current Liabilities	$11,095	$13,040

Shareholders’ (Deficit)
Preferred stock, $0.001 par value, 75,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value, 425,000,000 shares authorized; 6,400,000 and 3,300,000 shares issued and outstanding	6,400	3,300
Additional paid-in capital	25,458	3,300
Subscription receivable	-	(8,800)
Deficit accumulated during development stage	(36,952)	(10,834)
Total Shareholders’ Deficit	(5,094)	(13,034)
Total Liabilities and Shareholders’ Deficit	$6,001	$6

The accompanying notes are an integral part of the financial statements.

2

BOXCEIPTS.COM, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year Ended September 30, 2012	October 25, 2010 (Inception) to September 30, 2011	October 25, 2010 (Inception) to September 30, 2012

General and administrative expenses – related party	$25,000	$8,590	$33,590
General and administrative expenses	1,118	2,244	3,362
Total Operating Expenses	26,118	10,834	36,952

Net Loss	$(26,118)	$(10,834)	$(36,952)

Net loss per common share – basic and diluted	$(0.01)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding during the year/period – basic and diluted	3,300,000	3,117,647	3,212,181

The accompanying notes are an integral part of the financial statements.

3

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FROM OCTOBER 25, 2010 (INCEPTION) TO SEPTEMBER 30, 2012

	Common Stock, $0.001 Par Value		Additional Paid In Capital	Subscription Receivable	Deficit Accumulated during Development Stage	Total Stockholders’ Deficit
	Shares	Amount
Issuance of common stock- for cash – related parties and subscription receivable ($0.001 - $0.03/share)	3,130,000	$3,130	$870	$(3,700)	$-	$300

Issuance of common stock for cash and subscription receivable ($0.03/share)	170,000	170	4,930	(5,100)	-	-

Payment of direct offering costs	-	-	(2,500)	-	-	(2,500)

Net loss from October 25, 2010 (inception) to September 30, 2011	-	-	-	-	(10,834)	$(10,834)

Balance – September 30, 2011	3,300,000	3,300	3,300	(8,800)	(10,834)	(13,034)

Contributed capital – related party	-	-	258	-	-	258

Receipt of cash on subscription receivable	-	-	-	8,800	-	8,800

Issuance of common stock for services – related party ($0.008/share)	3,100,000	3,100	21,900	-	-	25,000

Net loss - 2012	-	-	-	-	(26,118)	(26,118)

Balance – September 30, 2012	6,400,000	$6,400	$25,458	$-	$(36,952)	$(5,094)

The accompanying notes are an integral part of the financial statements.

4

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

	Year Ended September 30, 2012	October 25, 2010 (Inception) to September 30, 2011	October 25, 2010 (Inception) to September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(26,118)	$(10,834)	$(36,952)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services – related party	25,000	-	25,000
Changes in operating assets and liabilities:
Accounts payable – related party	(1,945)	13,040	11,095
Net Cash Provided by (Used in) Operating Activities	(3,063)	2,206	(857)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock –related parties	3,700	300	4,000
Proceeds from sale of common stock	5,100	-	5,100
Proceeds from contributed capital – related party	258	-	258
Payment of direct offering costs	-	(2,500)	(2,500)
Net Cash Provided by (Used in) Financing Activities	9,058	(2,200)	6,858

Net Increase in Cash	5,995	6	6,001

Cash – Beginning of Year/Period	6	-	-

Cash – End of Year/Period	$6,001	$6	$6,001

Cash Paid During the Year/Period for:
Income Taxes	$-	$-	$-
Interest	$-	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for subscription receivable – related parties	$-	$3,700	$-
Stock issued for subscription receivable	$-	$5,100	$-

The accompanying notes are an integral part of the financial statements.

5

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Boxceipts.com, Inc. (the “Company”), was incorporated in the State of Nevada on October 25, 2010. The Company is located in Kansas.

The Company intends to operate a “software as a service” operation surrounding the electronic submission and electronic storage of point of sale receipts for third party point of sale systems.

The Company’s fiscal year end is September 30.

Development Stage

The Company is in the development stage. The Company has devoted substantially all of its efforts to the corporate formation, development of its business plan, capital raising, and the implementation of its business plan. The Company has not generated any revenue since its inception.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At September 30, 2012 and September 30, 2011, the Company had no cash equivalents.

6

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive. The Company has had no common stock equivalents since inception.

Share-based payments

The Company recognizes all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payment awards for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of cash and accounts payable – related parties. The carrying amounts of the Company's financial instruments generally approximate their fair values as of September 30, 2012 and September 30, 2011, due to the short-term nature of these instruments.

7

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by valuation allowances when necessary.

Assessing whether deferred tax assets are realizable requires significant judgment. The Company considers all available positive and negative evidence, including historical operating performance and expectations of future operating performance. The ultimate realization of deferred tax assets is often dependent upon future taxable income and therefore can be uncertain. To the extent the Company believes it is more likely than not that all or some portion of the asset will not be realized, valuation allowances are established against the Company’s deferred tax assets, which increase income tax expense in the period when such a determination is made.

Income taxes include the largest amount of tax benefit for an uncertain tax position that is more likely than not to be sustained upon audit based on the technical merits of the tax position. Settlements with tax authorities, the expiration of statutes of limitations for particular tax positions, or obtaining new information on particular tax positions may cause a change to the effective tax rate. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes on the statements of operations. There were no unrecognized tax benefits for the years ended September 30, 2012 and 2011.

None of the Company's federal or state income tax returns are currently under examination by the Internal Revenue Service ("IRS") or state authorities. However, fiscal years 2012 and 2011 remain subject to examination by the IRS and respective states.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $26,118 and net cash used in operations of $3,063 for the year ended September 30, 2012, and a working capital and stockholders’ deficit of $5,094 at September 30, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on Management's plans, which may include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, which may include term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with any anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

8

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

Note 3 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. The Company has established a valuation allowance to reflect the likelihood of the realization of deferred tax assets.

The Company has a net operating loss carry forward for tax purposes totaling approximately $12,000 at September 30, 2012, expiring through 2032. U.S. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).

Significant deferred tax assets at September 30, 2012 and 2011 are approximately as follows:

	2012	2011
Gross deferred tax assets:
Net operating loss carry forwards	$4,000	$4,000
Total deferred tax asset	4,000	4,000
Less valuation allowance	(4,000)	(4,000)
Net deferred tax asset recorded	$0	$0

The valuation allowance at September 30, 2011 was approximately $4,000. The net change in valuation allowance during the year ended September 30, 2012 was an increase of approximately $0.

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2012.

The actual tax benefit differs from the expected tax benefit for the period ended September 30, 2012 and 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 4% for State income taxes including a blended rate of 36.64%):

	2012	2011
Expected tax expense (benefit)-Federal	$(9,000)	$(4,000)
Expected tax expense (benefit)-State	(1,000)	(-)
Other	1,000	-
Stock based compensation	9,000	-
Change in valuation allowance	-	4,000
Total	$–	$–

9

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

Note 4 Accounts Payable – Related Parties

The Company had the following activity with related parties:

Affiliate entity of Chief Executive Officer	(1)	$10,290
President and Former Chief Executive Officer	(2)	2,750
Balance – September 30, 2011		13,040
Payment of accounts payable – related party	(2)	(2,750)
Balance – September 30, 2012		$10,290

1.

Represents amounts owed to the Company’s securities counsel. This individual is a related party since they are a 50% owner with the Company’s current Chief Executive Officer in an affiliate company that owns approximately 48% of the issued and outstanding common stock of the Company. The stock was issued for services rendered. There are no other financial relationships between the Company and this affiliated entity.

2.

Represents amounts owed for certain corporate expenses paid for on behalf of the Company by this individual. The advances were unsecured, non-interest bearing and due on demand. The amount was repaid in 2012.

Note 5 Shareholders’ Deficit

(A)

Preferred Stock

The Company has authorized 75,000,000 shares of preferred stock with a par value of $.001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of March 31, 2013.

10

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

(B)

Common Stock

The Company issued the following shares of common stock from October 25, 2010 (Inception) through September 30, 2011:

Transaction Type	Quantity	Valuation	Ranges of Value per Share
Cash– related party (1)	3,130,000	$4,000	$0.001 – 0.030
Cash – third parties (2)	170,000	$5,100	$0.030

Totals	3,300,000	$9,100	$0.001 – 0.30

1.

The Company issued these shares to the Chief Executive Officer and the President as founder shares. Of the shares sold for cash, $2,800 related to a subscription receivable, which the Company collected in fiscal 2012.  During August 2011, the Company issued 30,000 shares of common stock to Molly Farwell, the wife of President Geoffrey T. Farwell, at $0.03 per share through a Regulation D offering, in exchange for $900 in subscriptions receivable.  The company received the $900 for the subscription receivable during September of 2012.

2.

During August 2011, the Company issued 170,000 shares of common stock to individual investors at $0.03 per share through a Regulation D offering, in exchange for $5,100 in subscriptions receivable. The Company received $5,100 for the subscription receivables during September of 2012. The company paid $2,500 in offering costs to counsel for the Company, a related party.

The Company issued the following shares of common stock for the year ended September 30, 2012:

Transaction Type	Quantity	Valuation	Ranges of Value per Share
Services– related party (1)	3,100,000	$25,000	$0.0008

1.

On September 30, 2012, the Company entered into a consulting agreement with simTraction LLC, an entity owned by the Chief Executive Officer and legal counsel for the company. The Company issued 3,100,000 shares of common stock in exchange for $25,000 in services rendered. The services include website design, development and maintenance, product development, marketing and assisting the company in going public and other general consulting.

11

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND 2011

 (C) Contributed capital

During November 2011, the Company’s President contributed $258, which was treated as additional paid-in capital.

Note 6 Subsequent Event

The Company has evaluated for subsequent events between the balance sheet date of September 30, 2012 and June 3, 2013, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

12

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

CONTENTS
Balance Sheets – June 30, 2013 (Unaudited) and September 30, 2012	1
Statements of Operations – Three months ended June 30, 2013 & 2012, Nine months ended June 30, 2013 and 2012 and from October 25, 2010 (Inception) to June 30, 2013 (Unaudited)	2
Statement of Stockholders’ Deficit – October 25, 2010 (Inception) to June 30, 2013 (Unaudited)	3
Statements of Cash Flows – Nine months ended June 30, 2013 and 2012 and for the period October 25, 2010 (Inception) to June 30, 2013 (Unaudited)	4
Notes to Financial Statements (Unaudited)	5-12

BOXCEIPTS.COM, INC.

 (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

Assets	June 30, 2013 (Unaudited)	September 30, 2012
Current Assets
Cash	$-	$6,001
Total Current Assets	-	6,001

Total Assets	$-	$6,001

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable – related party	10,290	10,290
Accounts payable	2,513	805
Total Current Liabilities	12,803	11,095

Stockholders’ (Deficit)
Preferred stock, $0.001 par value, 75,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value, 425,000,000 shares authorized; 6,400,000 and 6,400,000 shares issued and outstanding	6,400	6,400
Additional paid-in capital	25,514	25,458
(Deficit) accumulated during the development stage	$(44,717)	$(36,952)
Total Stockholders’ Deficit	(12,803)	(5,094)
Total Liabilities and Stockholders’ Deficit	$-	$6,001

The accompanying notes are an integral part of the financial statements.

1

BOXCEIPTS.COM, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Nine Months Ended June 30, 2013	Nine Months Ended June 30, 2012	Period October 25, 2010 (Inception) Through June 30, 2013

General and administrative expenses – related party	$-	$-	$-	$-	$33,590
General and administrative expenses	28	129	7,765	214	11,127
Total Operating Expenses	28	129	7,765	214	44,717

Net Loss	$(28)	$(129)	$(7,765)	$(214)	$(44,717)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding during the year/period – basic and diluted	6,400,000	3,300,000	6,400,000	3,300,000	6,400,000

The accompanying notes are an integral part of the financial statements.

2

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED JUNE 30, 2013 and

FOR THE PERIOD OCTOBER 25, 2010 (INCEPTION) TO JUNE 30, 2013

(UNAUDITED)

	Common Stock, $0.001 Par Value		Additional Paid In Capital	Subscription Receivable	Deficit Accumulated during Development Stage	Total Stockholders’ Deficit
	Shares	Amount
Issuance of common stock- founder and subscription receivable ($0.001/share)	3,130,000	$3,130	$870	$(3,700)	$-	$300

Issuance of common stock for cash and subscription receivable ($0.03/share), net of offering costs of $2,500	170,000	170	4,930	(5,100)	-	-

Payment of direct offering cost			(2,500)

Net loss from October 25, 2010 (inception) to September 30, 2011	-	-	-	-	(10,834)	(10,834)

Balance – September 30, 2011	3,300,000	3,300	3,300	(8,800)	(10,834)	(13,034)

Additional paid in capital	-	-	258	-	-	258

Receipt of cash on subscription receivable	-	-	-	8,800	-	8,800

Issuance of common stock for services – related party ($0.008/share)	3,100,000	3,100	21,900	-	-	25,000

Net loss for the year ended September 30, 2012	-	-	-	-	(26,118)	(26,118)

Balance – September 30, 2012	6,400,000	6,400	25,458	-	(36,952)	(5,094)

Additional paid in capital	-	-	56	-	-	56

Net loss for nine months ended June 30, 2013	-	-	-	-	(7,765)	(7,765)

Balance – June 30, 2013	6,400,000	$6,400	$25,514	$-	$(44,717)	$(12,803)

The accompanying notes are an integral part of the financial statements.

3

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For The Nine Months Ended June 30, 2013	For The Nine Months Ended June 30, 2012	For the Period October 25, 2010 (Inception) Through June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(7,765)	$(214)	$(44,717)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock issued for services – related party	-	-	25,000
Changes in operating assets and liabilities:	-	-	-
Accounts payable – related party	(805)	-	10,290
Accounts payable	2,513	-	2,513
Net Cash (Used) in Operating Activities	$(6,057)	$(214)	$(6,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Offering costs paid	-	-	(2,500)
Proceeds from capital contributions	56	208	314
Repayment of loans payable – related party	-	(2,750)	(2,750)
Proceeds from loans payable – related party	-	-	2,750
Proceeds from the issuance of common stock – related party	-	2,800	4,000
Proceeds from the issuance of common stock		-	5,100
Net Cash Provided By Financing Activities	$56	$258	$6,914

Net Increase (Decrease) in Cash	(6,001)	44	-

Cash – Beginning of Period	6,001	6	-

Cash – End of Period	$-	$50	$-

The accompanying notes are an integral part of the financial statements.

4

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Boxceipts.com, Inc. (the “Company”), was incorporated in the State of Nevada on October 25, 2010. The Company is located in Kansas.

The Company intends to operate a “software as a service” operation surrounding the electronic submission and electronic storage of point of sale receipts for third party point of sale systems.

The Company’s fiscal year end is September 30.

Development Stage

The Company is in the development stage. The Company has devoted substantially all of its efforts to the corporate formation, development of its business plan, capital raising, and the implementation of its business plan. The Company has not generated any revenue since its inception

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of September 30, 2012 is derived from the audited financial statements presented in the Company’s Form S-1.  The unaudited interim financial statements should be read in conjunction with the Company’s Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the years ended September 30, 2012 and 2011, and from October 25, 2010 (Inception) to September 30, 2012 and with instructions to Form S-1.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the nine months ended June 30, 2013 are not necessarily indicative of results to be expected for the year ending September 30, 2013 or for any future interim period.

5

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

6

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At June 30, 2013 and September 30, 2012, the Company had no cash equivalents.

Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive. The Company had no common stock equivalents since inception.

Share-based payments

The Company recognizes all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

7

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

The following are the hierarchical levels of inputs to measure fair value:

•

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of cash, accounts payable – related parties and accounts payable. The carrying amounts of the Company's financial instruments generally approximate their fair values as of June 30, 2013 and September 30, 2012, due to the short-term nature of these instruments.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by valuation allowances when necessary.

Assessing whether deferred tax assets are realizable requires significant judgment. The Company considers all available positive and negative evidence, including historical operating performance and expectations of future operating performance. The ultimate realization of deferred tax assets is often dependent upon future taxable income and therefore can be uncertain. To the extent the Company believes it is more likely than not that all or some portion of the asset will not be realized, valuation allowances are established against the Company’s deferred tax assets, which increase income tax expense in the period when such a determination is made.

Income taxes include the largest amount of tax benefit for an uncertain tax position that is more likely than not to be sustained upon audit based on the technical merits of the tax position. Settlements with tax authorities, the expiration of statutes of limitations for particular tax positions, or obtaining new information on particular tax positions may cause a change to the effective tax rate. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes on the statements of operations. There were no unrecognized tax benefits for the nine months ended June 30, 2013 and the years ended September 30, 2012 and 2011.

8

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

None of the Company's federal or state income tax returns are currently under examination by the Internal Revenue Service ("IRS") or state authorities. However, fiscal years 2012 and 2011 remain subject to examination by the IRS and respective states.

Recent Accounting Pronouncements

Management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $7,765 and net cash used in operations of $6,057 for the nine months ended June 30, 2013, and a working capital and a stockholders’ deficit of $12,803 at June 30, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management's plans, which may include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, which may include term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

9

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

Note 3 Accounts Payable – Related Party

The Company had the following activity with related parties:

Affiliate entity of Chief Executive Officer	(1)	$10,290
President and Former Chief Executive Officer	(2)	2,750
Balance – September 30, 2011		13,040
Payment of accounts payable – related party	(2)	(2,750)
President and Former Chief Executive Officer	(3)	805
Balance – September 30, 2012		11,095
Payment of accounts payable related party	(3)	(805)
Balance – June 30, 2013		$10,290

(1)

Represents amounts owed to the Company’s securities counsel. The owner of the law firm is a related party since she is a 50% owner with the Company’s current Chief Executive Officer in an affiliate company that owns approximately 48% of the issued and outstanding common stock of the Company. The stock was issued for services rendered. There are no other financial relationships between the Company and this affiliated entity.

(2)

Represents amounts owed for certain corporate expenses paid for on behalf of the Company by this individual. The advances were unsecured, non-interest bearing and due on demand. The amount was repaid in 2012.

(3)

Represents amounts owed for website service expenses paid for on behalf of the Company by this individual.  The advances were unsecured, non-interest bearing and due on demand. The amount was repaid in 2013.

Note 4 Stockholders’ Deficit

(A)

Preferred Stock

The Company has authorized 75,000,000 shares of preferred stock with a par value of $0.001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred stock as of June 30, 2013.

10

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

(B)

Common Stock

The Company issued the following shares of common stock from October 25, 2010 (Inception) through September 30, 2011:

Transaction Type	Quantity	Valuation	Ranges of Value per Share
Cash– related party (1)	3,130,000	$4,000	$0.001 to 0.03
Cash – third parties (2)	170,000	$5,100	$0.03

September 30, 2011 Total:	3,300,000	9,100	$0.001 – 0.03

1.

The Company issued these shares to the Chief Executive Officer and the President as founder shares. Of the shares sold for cash, $2,800 related to a subscription receivable, which the Company collected in fiscal 2012. During August 2011, the Company issued 30,000 shares of common stock to Molly Farwell, the wife of President Geoffrey T. Farwell, at $0.03 per share through a Regulation D offering, in exchange for $900 in subscriptions receivable.  The company received the $900 for the subscription receivable during September of 2012.

2.

During August 2011, the Company issued 170,000 shares of common stock to individual investors at $0.03 per share through a Regulation D offering, in exchange for $5,100 in subscriptions receivable. The Company received $5,100 for the subscription receivables during September of 2012. The company paid $2,500 in offering costs to counsel for the Company, a related party.

11

BOXCEIPTS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013

(UNAUDITED)

The Company issued the following shares of common stock for the year ended September 30, 2012:

Transaction Type	Quantity	Valuation	Ranges of Value per Share
Services– related party (1)	3,100,000	$25,000	$0.0008

September 30, 2012 Total:	3,100,000	$25,000	$0.0008

1.

On September 30, 2012, the Company entered into a consulting agreement with simTraction LLC, and entity owned by the Chief Executive Officer and legal counsel for the company. The Company issued 3,100,000 shares of common stock in exchange for $25,000 in services rendered. The services include website design, development and maintenance, product development, marketing and assisting the company in going public and other general consulting

The Company has not issued any shares of common stock for the nine month period ended June 30, 2013.

(C) Contributed capital

During November 2011, the Company’s President contributed $258, which was treated as additional paid-in capital. During the nine month period ended June 30, 2013, the Company’s President contributed $56, which was treated as additional paid-in capital.

Note 5 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of June 30, 2013 and October 28, 2013, the date the financial statements were available to be issued, and concluded that the events or transactions occurring during that period requiring recognition or disclosure have been made.

12

BOXCEIPTS.COM, INC.

6,400,000 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$4.65
Blue Sky fees and expenses	$475.00
Printing and shipping expenses	$100.00
Legal fees and expenses	$1,000.00
Accounting fees and expenses	$750.00
EDGAR fees	$250.00
Transfer agent and miscellaneous expenses	$100.00
Total	$2,679.65

All expenses are estimated except the SEC filing fee and the Blue Sky filing fees.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that certain persons (hereinafter called "lndemnitees") may be indemnified by a Nevada corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on October 25, 2010 and 3,100,000 shares of common stock were issued to Geoffrey T. Farwell for $100 and a subscription receivable of $3,000.00. On November 28, 2011, Mr. Farwell paid the subscription receivable. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Farwell had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering”. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 30, 2012, the Company issued 3,100,000 shares of the Company’s common stock, par value $.001, in exchange for consulting services valued at $25,000. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) to the Act on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.  No commission was paid in connection with the sale of the shares.

In August 2011, we completed a Regulation D Rule 504 offering in which we sold 200,000 shares of common stock to 35 investors, at a price per share of $0.03 for an aggregate offering price of $6,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

	Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering
1	Sean Barber	None	5,000	5,000	0	0%
2	Scott Bruenning	None	5,000	5,000	0	0%
3	Ryan Christianson	None	5,000	5,000	0	0%
4	Erin Christianson	None	5,000	5,000	0	0%
5	Trevor Crow	None	5,000	5,000	0	0%
6	Jessica Crow	None	5,000	5,000	0	0%
7	Joseph Davis	None	5,000	5,000	0	0%
8	Molly Farwell	Family	30,000	30,000	0	0%
9	Charles Fetterhoff	None	5,000	5,000	0	0%
10	Anthony Frook	None	5,000	5,000	0	0%
11	Doug Henslik	None	5,000	5,000	0	0%
12	Paul Hindley	None	5,000	5,000	0	0%
13	Brett Jablonski	None	5,000	5,000	0	0%
14	Sherree Kingman	None	5,000	5,000	0	0%
15	Crystal Knutson	None	5,000	5,000	0	0%
16	Jeff Knutson	None	5,000	5,000	0	0%
17	Eamon Leonard	None	5,000	5,000	0	0%
18	Anthony Matteoni	None	5,000	5,000	0	0%
19	Marla McFarlane	None	5,000	5,000	0	0%
20	Jacob McGruder	None	5,000	5,000	0	0%
21	Chloe Mugg	None	5,000	5,000	0	0%
22	Thomas Norris	None	5,000	5,000	0	0%
23	Jullian Phaff	Family	5,000	5,000	0	0%
24	Anton Phaff	Family	5,000	5,000	0	0%
25	Richard Phaff	Family	5,000	5,000	0	0%
26	Jason Romero	None	5,000	5,000	0	0%
27	Ryan Ross	None	5,000	5,000	0	0%
28	Taylor Schulte	None	5,000	5,000	0	0%
29	Bradley Sisk	None	5,000	5,000	0	0%
30	Alex Weitkamp	None	5,000	5,000	0	0%
31	Catherine Wombolt	None	5,000	5,000	0	0%
32	George Wombolt Jr	None	5,000	5,000	0	0%
33	Mary Zeller	Family	5,000	5,000	0	0%
34	James Zeller	Family	5,000	5,000	0	0%
35	Katie Zeller	Family	5,000	5,000	0	0%

The common stock issued in our Regulation D, Rule 504 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933. Please note that pursuant to Rule 504, all shares purchased in the Regulation D Rule 504 offering completed in August 2011 were restricted in accordance with Rule 144 of the Securities Act of 1933. We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

On September 30, 2012, the Company entered into a consulting agreement with simTraction LLC, a related party, a Kansas limited liability company, in exchange for 3,100,000 shares of the Company’s common stock in lieu of cash payments for its services valued at $25,000. Pursuant to the consulting agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, simTraction LLC will provide a number of professional services to the Company.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
4.1	Specimen common stock certificate
4.2	Founder’s subscription agreement
4.3	Form of subscription agreement
4.4	Consulting Agreement with simTraction LLC
5.1	Opinion of Seck & Associates LLC
23.1	Consent of Seck & Associates LLC (see Exhibit 5.1)
23.2	Consent of Berman & Company, P.A. for the use of their report

Item 17. Undertakings

We hereby undertake:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution which was not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For determining any liability under the Securities Act of 1933:

(i)  we shall treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each Prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement. Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) we shall treat each Prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than Prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Overland Park, State of Kansas on October 29, 2013.

BOXCEIPTS.COM, INC.

By: /s/ Mark W. DeFoor
Chief Executive Officer

By: /s/ Geoffrey Farwell
President

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Mark W. DeFoor	Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	October 29, 2013
/s/ Geoffrey T. Farwell	President and Director (executive officer)	October 29, 2013

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